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                                                                      EXHIBIT 99
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                            ALLIANCE IMAGING, INC.
                                  NEWS RELEASE


Alliance Imaging, Inc.                             The Financial Relations Board
Kenneth S. Ord                                Karen Taylor - General Information
Senior Vice President                          Michaelle Burstin - Media Contact
Chief Financial Officer                                           (310) 442-0599
(714) 688-7100
www.allianceimaging.com
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                            ALLIANCE IMAGING REPORTS
                        FEDERAL TRADE COMMISSION REQUEST


ANAHEIM, CA (June 1, 1998) - Alliance Imaging, Inc., a leading provider of hospital-based fixed site and mobile magnetic resonance imaging ("MRI") and computed tomography ("CT") services, announced that it has received a request from the Federal Trade Commission for additional information in connection with its proposed purchase of the medical diagnostic imaging assets of American Shared Hospital Services. This transaction was announced on March 12, 1998.

The Company said today that it will respond promptly to the request, and that it continues to believe that the transaction will close during the third quarter of 1998.

Alliance Imaging, Inc., an affiliate of Apollo Management, L.P., is a leading provider of comprehensive diagnostic imaging services to hospitals and other health care providers. Services are provided on either a mobile, shared-user basis or on a full-time single-user basis. For more information about Alliance Imaging, Inc. via facsimile, call 1-800-PRO-INFO and dial client code "SCAN."



             1065 PacifiCenter Drive, Suite 200, Anaheim, CA 92806
                      (714) 688-7100 - Fax (714) 688-3388